Exhibit 99.1

CONTACTS:	Suzanne Herrick, Fedoruk & Associates, Inc., 612-247-3079, suzanne@fedorukinc.com

URLS:	co.diego-pellicer.com; www.diego-pellicer.com; www.cannabisbusinessawards.com

FOR IMMEDIATE RELEASE

Diego Pellicer Awarded Coveted

2020 CBA Globes For “Best Dispensary/Center” And MVPs

Diego celebrated for its high-quality products, best experience and educated staff

DENVER (Dec. 11, 2020) – Diego Pellicer Worldwide, Inc. (OTC Pink: DPWW) a premium marijuana brand and management company, today announced that its Colorado licensee took home three 2020 Cannabis Business Awards during a virtual awards ceremony on Thursday night. Diego Pellicer received a prestigious CBA Globe Award for “Best Dispensary/Center – Medical or Recreational” as well as two CBA Globes for MVPs: one to CEO of Diego Pellicer – Colorado Neil Demers and one to Chief Operations Officer Nick Jack.

“Congratulations to the outstanding team at Diego Pellicer – Colorado. The CBA Globes are the top honor in the cannabis industry,” said Nello Gonfiantini, CEO of Diego Pellicer Worldwide, Inc. “This recognition is a testament to the power of the Diego brand, operators, leadership, business model and customers.”

Voters nominated Diego Pellicer as “the best place to buy high-quality well-stocked products, with the best experience, and engage with educated and friendly staff,” as described by the CBA Globes nomination form. Diego beat out tough competition including Colorado Harvest Company, Euflora, The Green Solutions, Native, Roots and WolfPac. In addition, Diego Pellicer leadership were award two of the ten overall MVP awards for their valuable roles and work in cannabis.

“What an honor for our team,” said Neil Demers. “Diego Pellicer is committed to delivering a premium retail experience, and in these unprecedented times, it’s been a challenging year for everyone. We’ve all had to adapt, and I especially want to thank our amazing team on the front lines. They’ve continued to excel in serving the community throughout all of this and without them, winning these awards would not be possible. It’s also thanks to our community of Diego customers for their assistance during the evolving situation and for their part in keeping things safe and fun at the store.”

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Diego Pellicer CBA Globe Awards / Page Two

Four Consecutive Years of CBA Globes

Just one year ago in Las Vegas, Diego Pellicer was awarded a CBA Globe as “International Business of the Year.” In 2018, Diego Pellicer took home two CBA Globe Awards in the sought-after categories of retail and branding. That same year, Diego Pellicer was awarded “Most Valuable Brand of the Year” topping tough national competition including MedMen™, The Clinic, Lightshade and Olio. Diego was also honored as the “Best Retail Center” in 2018 and in 2017, the first year it had opened its doors in Denver.

About the Cannabis Business Awards

Since 2011, Chloe Villano and Clover Leaf have been producing the Cannabis Business Awards to honor cannabis professionals deserving of historical recognition and esteemed accolades for industry progression and innovation. The Cannabis Business Awards are presented to cannabis industry businesses, individuals and organizations in both medical and recreational sectors, as well as ancillary industries.

About Diego Pellicer Worldwide, Inc. (OTC Pink Market: DPWW)

Diego Pellicer Worldwide, Inc. is a premium marijuana brand, retail and management company. In addition to its branded locations in Colorado, the company actively seeks to acquire and manage high-end, turnkey cannabis retail stores, cultivation and manufacturing facilities. DPWW is executing on its long-term vision to become a national, vertically integrated cannabis company. To learn more about how to become a branded Diego Pellicer retailer, cultivator or investor visit www.Diego-Pellicer.com.

Safe Harbor Statement

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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